FOR IMMEDIATE RELEASE

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Leigh White

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BrightSpring Health Services Completes Sale of ResCare Community Living to Sevita

LOUISVILLE, KY. (March 31, 2026)— BrightSpring Health Services, Inc. (“BrightSpring” or the “Company”) (NASDAQ: BTSG), a leading provider of home and community-based pharmacy and health services for complex populations, today announced the completed sale of ResCare Community Living to Sevita, a leading provider of home and community-based specialty health care. The transaction reflects a shared commitment to continuity of care, operational stability, and long-term opportunity for individuals with intellectual and developmental disabilities, as well as the employees who support them every day.

“The divestiture of our Community Living business was not a decision made lightly and was guided by our priority of ensuring continued high-quality, innovative care for clients,” said Jon Rousseau, President and Chief Executive Officer of BrightSpring Health Services. “This transition marks a thoughtful next chapter for both BrightSpring and Sevita, allowing each company to focus on its strategic direction while continuing to fulfill respective missions of helping people with complex care needs live better lives.”

BrightSpring’s Provider Services division is comprised of our Home Health Care, Personal Care and Rehab Therapy services. Underpinned by strong quality outcomes, these service lines continue to expand to reach more people in need of impactful and innovative care solutions.

“We are incredibly proud of the work accomplished through Community Living,” added Rousseau. “Our dedicated staff have helped countless individuals achieve more independent and inclusive lives over the years.”

ResCare Community Living has a long history of delivering person-centered services across multiple states. The definitive agreement for the sale was first announced in January 2025, and since, BrightSpring and Sevita have completed a deliberate and responsible transition that prioritizes care quality, regulatory continuity, and workforce stability.

“The Sevita family of services is proud to welcome ResCare Community Living to our Community Services team,” said Philip Kaufman, Chief Executive Officer of Sevita. “Expanding our footprint and welcoming ResCare Community Living will allow us to utilize the strengths of both organizations, enhance our programming, and reach even more people in need of high-quality services and supports. We are confident that we can be better together and continue to innovate service delivery as our field evolves to enhance the lives of the individuals we are honored to support.”

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About BrightSpring Health Services

BrightSpring Health Services provides complementary home- and community-based pharmacy and provider health solutions for complex populations in need of specialized and/or chronic care. Through the Company’s service lines, including pharmacy, home health care and rehabilitation, we provide comprehensive and more integrated care and clinical solutions in all 50 states to over 450,000 customers, clients and patients daily. BrightSpring has consistently demonstrated strong and industry-leading quality metrics across its services lines, while improving the health and quality of life for high-need individuals and reducing overall healthcare system costs.

About Sevita

For more than 50 years, Sevita has provided people with innovative, quality services and individualized support that lead to growth and independence, regardless of the challenges they face. Sevita today serves 50,000 individuals in 40 states, with a commitment to continuous quality improvement and a focus on enhancing outcomes. This includes providing home and community-based care for adults and children with intellectual and developmental disabilities, individuals with complex care needs, people recovering from brain injury, children in foster care, adults and children with autism, and other individuals who may require care across a lifetime.

Forward Looking Statements

The statements contained in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These

forward-looking statements are based on BrightSpring’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. These expectations, beliefs, and projections are expressed in good faith and BrightSpring believes there is a reasonable basis for them. However, there can be no assurance that these expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond BrightSpring’s control. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in BrightSpring’s filings with the Securities and Exchange Commission (the “SEC”) under caption “Risk Factors,” including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent other filings BrightSpring makes with the SEC from time to time. Any forward-looking statement in this press release speaks only as of the date of this release. BrightSpring undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.